United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 5, 2007

Digital Imaging Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10176	22-2306487

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Madison Avenue, Morristown, New Jersey 07960

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 538-2247

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

          Entry into a Merger Agreement. On December 5, 2007, Digital Imaging Resources, Inc., (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Boomerang Sub, Inc. and Boomerang Systems, Inc. (“Systems”). Under the terms of the Agreement, it is intended to merge (the “Merger”) Systems with and into Boomerang Sub, Inc., a wholly-owned subsidiary of the Company.

          Systems is engaged in the design, development, initial marketing and sale of automated systems for automobile parking and automated self-storage systems.

          Under the terms of the Agreement, the Company will issue 200,000,000 shares of its Common Stock before reflecting a one-for-fifteen reverse stock split to be completed as a condition to the closing of the Merger. The effect of the Merger will be that Systems will become a wholly-owned subsidiary of the Company.

          The completion of the Merger is conditioned upon the prior completion of:

•

the sale pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, of 30,000,000 pre-reverse split shares of Common Stock to yield gross proceeds of $1,800,000,

•	the effectiveness of amendments to the Company’s Certificate of Incorporation that will

¸	reverse split (the “Reverse Split”) the Company’s outstanding shares of Common Stock on terms whereby each fifteen shares will be combined into one share, and

¸

increase the number of shares of Common Stock the Company is authorized to issue from 25,000,000 to 35,000,000. The increase in the authorized shares will not affect the number of shares the Company has outstanding following the Reverse Split.

•	completion of all notice periods required under the Securities and Exchange Act of 1934, as amended.

          At the time the Merger is completed, it is intended that the Company’s corporate name will be changed to Boomerang Systems, Inc.

          The Agreement contains representations, warranties and covenants as are customary in transactions of this nature.

          The execution of the Agreement and completion of the Merger and the Charter Amendments have been approved by the Directors of the Company and the Charter Amendments have been approved by written consents executed by the holders of a majority of the outstanding shares of Common Stock of the Company as required by the Delaware General Corporation Law. The Company does not intend to hold a meeting of its stockholders or to solicit proxies from the holders of its Common Stock in connection with the completion of the Merger and in that connection filed on December 10, 2007 with the Securities and Exchange Commission a Preliminary Schedule 14C containing information required by Schedule 14C under the Securities Exchange Act of 1934, as amended, pursuant to which, when sent to the Company’s stockholders, they will be notified of the action intended to be taken.

          The Information Statement included in the definitive Schedule 14C when filed will be sent to the Company’s stockholders not less than twenty (20) calendar days prior to the completion of the Merger.

          Following the completion of the Merger, the business activities of Systems will be the Company’s only business activities.

          Description of Material Relationships.

          Certain stockholders of the Company or their affiliates or associates have a direct or indirect interest in Boomerang or its parent corporation, Boomerang Systems Holdings, Inc., a Nevada corporation (“Holdings”)

          Boomerang was incorporated in January 2007 under the laws of the State of Utah. As of December 5,2007, its sole stockholder is Holdings. The stockholders of Holdings are:

Name	Percentage of Outstanding Holdings Capital Stock Held	Natural Person Who Exercises Voting and Investment Control

HSK Funding Inc.	13%	Burton I. Koffman

IA-545 Madison Associates	3%	Milton Koffman

Deerfield Place, LLC	1.5%	Betsy Koffman

Steven Koffman	1.5%	Steven Koffman

Howard Rittberg	3.0%	Howard Rittberg

300 Plaza Drive Associates, LLC	3.0%	Jeffrey Koffman

Name	Percentage of Outstanding Holdings Capital Stock Held	Natural Person Who Exercises Voting and Investment Control

Lake Isle Corp.	5.75%	Gene Mulvihill

Christopher Mulvihill(1)	5.75%	Christopher Mulvihill

Julia Mulvihill(2)	2.0%	Julia Mulvihill

Stan Checketts Properties, L.C.	50.0%	Stanley J. Checketts

Venturetek, LP	12.5%	David Selengut

(1) Christopher Mulvihill is the son of Gene Mulvihill.
(2) Julia Mulvihill is the daughter of Gene Mulvihill.

          As a consequence of the Merger and in exchange for 200,000,000 pre-reverse split shares of the Company’s Common Stock, Boomerang will become its wholly-owned subsidiary of the Company.

          Since its organization, Boomerang’s business activities have been funded through capital contributions made by Holdings in the aggregate amount of approximately $1,617,410. The capital contributions of Holdings in Boomerang have been funded by Holdings stockholders. As of September 30, 2007, capital invested in Holdings by or on behalf of the stockholders of Holdings for the direct or indirect benefit of Boomerang is as follows:

Name	Dollar Amount

HSK Funding Inc.	$420,525

IA-545 Madison Associates	$97,045

Howard Rittberg	$97,045

Deerfield Place, LLC	$48,523

Steven Koffman	$48,523

300 Plaza Drive Associates,
LLC	$97,045

Lake Isle Corp.	$186,002

Christopher Mulvihill	$186,002

Julia Mulvihill	$32,349

Stan Checketts Properties, L.C.	$-0	-

Venturetek, L.P.	$404,352

          As a consequence of the Merger and the subsequent transfer by Holdings of the Company’s shares issued in the Merger to the stockholders of Holdings, such persons listed above will become stockholders of the Company.

          HSK Funding, Inc., Lake Isle Corp. and Venturetek, LP are also the members of B&G Management, LLC (“B&G”). A majority-owned subsidiary of B&G, S&S Worldwide, Inc. (“S&S”) has, since Boomerang’s inception, provided Boomerang with consulting services and purchased for resale to Boomerang the parts and components used in the manufacture and construction of the two existing Boomerang automated parking and self-storage pilot systems and utilized in Boomerang’s research and development activities. The services, parts, components and other activities of S&S have been charged by S&S to Boomerang based on the actual cost to S&S of the time and materials plus an override of 5%. Through September 30, 2007, charges to Boomerang by S&S, including the 5% override, aggregated approximately $1,083,335, of which approximately $323,861 remains outstanding as of that date to be paid by Boomerang. As of November 16, 2007, $558,019 is outstanding owing to S&S to be paid by Boomerang.

          Mr. Stanley J. Checketts, who will become the Company’s Chief Executive Officer following the Merger, was the founder of S&S and is its Chief Executive Officer. Although Mr. Checketts is compensated by S&S for his services, neither he nor S&S have received compensation on account of his consulting services rendered to Boomerang or through S&S to Boomerang.

          SB&G Properties, L.C. (“SB&G”), a wholly-owned subsidiary of Holdings, is the landlord under a lease entered into with Boomerang dated October 1, 2007, relating to premises located at 324 West Building B, 2459 North, Logan, Utah. The term of the lease is for one year renewable for an additional one year at a fixed annual rent of $260,610 plus real property and school taxes. Of the annual rental, payment of $86,000 has been deferred until October 1, 2008. In addition, Boomerang is obligated to pay for all utilities and for repairs and maintenance to the property. The approximately 29,750 square foot leased premises are used for Boomerang’s manufacturing activities.

          Stan Checketts Properties, L.C., whose sole owner is Mr. Stanley J. Checketts, is the landlord under a lease entered into with Boomerang dated October 1, 2007 for premises located at 324 West Building B, 2459 North, Logan, Utah. The term of the lease is for one year renewable for an additional one year at a fixed annual rent of $157,680 plus real property and school taxes. Of the fixed annual rent, payment of $57,672 of rent has been deferred until October 1,

2008. In addition, Boomerang is obligated to pay for all utilities and for repairs and maintenance to the property. The approximately 18,000 square foot leased premises are also used for Boomerang’s manufacturing activities.

          Boomerang also leases on a month-to-month basis approximately 491 square feet of office space at 355 Madison Avenue, Morristown, New Jersey from St. Mark’s Associates. The rental is $900 per month and Boomerang is obligated to maintain the premises. Mr. Gene Mulvihill is a partner of St. Mark’s Associates.

          SB&G is obligated on a twenty-year promissory note owing to a non-affiliated bank in the principal amount of $881,250, bearing interest initially at 7.845% per annum and due August 1, 2027. The promissory note is collateralized by the real property that is the subject of the lease from SB&G to Boomerang. Boomerang, along with Messrs. Mulvihill, Checketts, and Koffman, are the joint and several guarantors of the promissory note.

          Holdings and each of Messrs. Mulvihill and Koffman are the guarantors of a financing lease entered into on September 1, 2007 between Boomerang and a non-affiliated bank. The lease relates to certain equipment used by Boomerang in its manufacturing operations. The total cost of the equipment was approximately $900,000. The rental is payable in sixty monthly installments of approximately $12,750. Boomerang has the option to purchase the equipment at the conclusion of the lease term for approximately $315,000 which amount is the parties’ pre-determined fair market value of the equipment at the conclusion of the lease.

          In January and February 2007, the Company sold an aggregate of $150,000 principal amount of 6% unsecured promissory notes due July 31, 2007. The notes were convertible into shares of the Company’s Common Stock at a per share conversion price of $0.02. On September 25, 2007, the Company issued 7,500,000 shares of its Common Stock upon conversion of all of the promissory notes. The purchasers of the promissory notes, the principal amount purchased and the pre-reverse split number of shares issued on conversion of the promissory notes is as follows:

Purchaser	Principal Amount	No. of Pre-Reverse Split Shares

Alexandria Enterprises, Inc.(1)	$10,000	500,000
Beechwood Ventures LLC(2)	$12,500	625,000
Lakeside Partners LLC(3)	$12,500	625,000
Christopher Mulvihill(4)	$10,000	500,000
Julia Mulvihill(5)	$10,000	500,000
Seasons Condo Holding Co.(6)	$10,000	500,000
Sky Ventures LLC(7)	$12,500	625,000
Venturetek, LP(8)	$12,500	625,000
Lake Isle Corporation(9)	$10,000	500,000
Milton Koffman	$25,000	1,250,000
K-6 Family Ltd. Partnership(10)	$25,000	1,250,000

(1) John Steinbach is the natural person who exercises voting and investment control over the shares.
(2) Kalman Renov is the natural person who exercises voting and investment control over the shares.
(3) Jamie Stahler is the natural person who exercises voting and investment control over the shares.
(4) Christopher Mulvihill is the son of Gene Mulvihill.
(5) Julia Mulvihill is the daughter of Gene Mulvihill.
(6) John Steinbach is the natural person who exercises voting and investment control over the shares.
(7) Dov Perlysky is the natural person who exercises voting and investment control over the shares.
(8) David Selengut is the natural person who exercises voting and investment control over the shares.
(9) Gene Mulvihill is the natural person who exercises voting and investment control over the shares.
(10 Burton I. Koffman is the natural person who exercises voting and investment control over the shares.

          Subsequent to September 30, 2007 and through December 5, 2007, additional working capital loans were made to Boomerang in the amount of $200,000, collateralized by security provided by certain stockholders of Holdings. Such loans, together with any additional loans made subsequent to September 30, 2007 through the closing of the Merger of up to approximately an additional $200,000 are intended to be repaid out of the net proceeds of the Private Placement.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of business acquired.
Not applicable

(b)	Pro forma financial information
Not applicable

(c)	Exhibits:
99.1 Agreement and Plan of Merger by and among Digital Imaging Resources, Inc., Boomerang Sub, Inc., and Boomerang Systems, Inc. dated as of December 5, 2007.

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Imaging Resources Inc.

Dated: December 19, 2007	By:	/s/ Maureen J. Cowell

Maureen J. Cowell
Vice President